Exhibit 5


                         SECOND AMENDMENT, dated as of September 18, 2003
                    (this "Second Amendment") to the Registration Rights Agreement, dated as of February 1, 1999 (as previously amended by a letter agreement dated May 23, 2003, the "Registration Rights Agreement") by and between CONSOL ENERGY INC., a Delaware corporation (the "Company"), and RWE RHEINBRAUN AG (formerly Rheinbraun AG) and RHEINBRAUN US GMBH (which has since merged with and into RWE Rheinbraun AG), both German corporations (the "Stockholders").


     WHEREAS the Company has granted to the Stockholders the right to cause the Company to register their shares of Common Stock (such term and each other capitalized term used but not defined herein having the meaning assigned to it in the Registration Rights Agreement) upon the terms and conditions of the Registration Rights Agreement;

     WHEREAS, Rheinbraun US GmbH has merged with and into RWE Rheinbraun AG ("RWE"), with RWE as the surviving corporation;

     WHEREAS, the parties hereto desire to amend the Registration Rights Agreement as set forth herein.

     NOW, THEREFORE, in consideration of these premises, the parties hereto agree as follows:

     1. Amendments. Effective as of the date hereof, the Registration Rights Agreement is hereby amended as follows:

     (a) The following new definition is added to Section 1 in appropriate alphabetical position:

          "Second Amendment" means the second amendment to this Agreement dated as of September 18, 2003.

     (b) Section 2(a) is amended by inserting a new sentence therein immediately following the first sentence thereof which shall read as follows:

          "In such notice, the Stockholders may specify that the Registration Statement shall be a shelf registration statement providing for the resale pursuant to Rule 415 under the Securities Act from time to time by the Stockholders of Registrable Securities."

     (c) Section 9(b) is amended by deleting the final sentence thereof and substituting in lieu thereof the following sentence:


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                                                                             2

          "The registration rights granted under Sections 2 and 3 shall terminate on the date on which all shares of Common Stock owned by the Stockholders are eligible for sale by them without registration under the Securities Act pursuant to paragraph (k) of Rule 144 under the Securities Act."

     (d) A new Section 9(h) is inserted immediately following Section 9(g) and shall read as follows:

          "(h) Information. The Company agrees to provide to the Stockholders all information they reasonably request in connection with the Stockholders' financial, tax, accounting and other similar record keeping and reporting obligations."

     2. Applicable Law. THIS SECOND AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

     3. Counterparts. This Second Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one contract. Delivery of an executed counterpart of a signature page of this Second Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Second Amendment.


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                                                                             3

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.



                                      CONSOL ENERGY, INC.

                                      By: /s/ William Lyons
                                          ------------------------------------
                                          Name:  William Lyons
                                          Title: Vice President

                                      RWE RHEINBRAUN AG


                                      By: /s/ Dr. Rolf Zimmerman
                                          ------------------------------------
                                          Name:  Dr. Rolf Zimmerman
                                          Title: Vice President


                                      By: /s/ Walter Froehling
                                          ------------------------------------
                                          Name:  Walter Froehling
                                          Title: Senior Counsel